Exhibit 21.1

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Acessa Health Inc.	Delaware
Beijing Hologic Technology Co., Ltd.	China
Benassar Diagnostica-Equipamientos Medicos Unipessoal, Lda.	Portugal
BioLucent, LLC	Delaware
Bioptics, Inc.	Arizona
Cytyc Cayman Limited	Cayman Islands
Cytyc Corporation	Delaware
Cytyc Prenatal Products Corp.	Delaware
Cytyc Surgical Products, LLC	Massachusetts
Direct Radiography Corp.	Delaware
Emsor, Sociedad de responsabilidad limitada	Spain
Faxitron Bioptics, LLC	Delaware
Focal Therapeutics, Inc.	Delaware
Gen-Probe Incorporated	Delaware
Gen-Probe Prodesse, Inc.	Wisconsin
Gen-Probe Sales & Service, Inc.	Delaware
Health Beacons, Inc.	Washington
Hologic (Australia & New Zealand) Pty Ltd.	Australia
Hologic (MA), LLC	Massachusetts
Hologic ASE, LLC	Delaware
Hologic Asia, Limited	Hong Kong
Hologic Asia Pacific Limited	Hong Kong
Hologic Austria GmbH	Austria
Hologic BV	Belgium
Hologic Canada ULC	Canada
Hologic Caribbean (Barbados) SRL	Barbados
Hologic Denmark ApS	Denmark
Hologic Deutschland GmbH	Germany
Hologic Espana S.A.	Spain
Hologic Europe Middle East and Africa, S.A.	Switzerland
Hologic Finance Ltd.	Bermuda
Hologic France SARL	France
Hologic GGO 2, LLC	Delaware
Hologic GGO 3 LLP	United Kingdom
Hologic GGO 4 LTD	United Kingdom
Hologic Global Holding LTD	United Kingdom
Hologic Hitec-Imaging GmbH	Germany
Hologic Holdings Limited	United Kingdom
Hologic HUB LTD	United Kingdom
Hologic Iberia, S.L.	Spain
Hologic India LLP	India
Hologic International Holdings B.V.	Netherlands
Hologic IP LTD	United Kingdom
Hologic Ireland Limited	Ireland

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization
Hologic Italia S.r.l.	Italy
Hologic Japan KK	Japan
Hologic Latin America (Servicos Em Marketing E Negocios) Ltda.	Brazil
Hologic Ltd.	United Kingdom
Hologic Malaysia SDN. BHD.	Malaysia
Hologic Medical Technologies (Beijing) Co., Ltd.	China
Hologic Medicor GmbH	Germany
Hologic Medicor Suisse GmbH	Switzerland
Hologic Netherlands B.V.	Netherlands
Hologic (Shanghai) Medical Supplies Co., Ltd.	China
Hologic Singapore Pte. Ltd	Singapore
Hologic Suisse SA	Switzerland
Hologic Surgical Products Costa Rica, S.R.L.	Costa Rica
Hologic Sweden AB	Sweden
Hologic UK Finance Ltd.	United Kingdom
Hologic US Finance Co LLC	Delaware
Navigation Three Limited	Hong Kong
Sentinelle Medical ULC	Canada
SuperSonic Imagine SA	France
SuperSonic Imagine GmbH	Germany
SuperSonic Imagine Ltd	United Kingdom
SuperSonic Imagine Srl	Italy
SuperSonic Imagine HK Ltd	Hong Kong
SuperSonic Imagine (Shanghai) Medical Devices Co., Ltd	China
Suros Surgical Systems, Inc.	Delaware
TCT International Co., Ltd.	British Virgin Islands